Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Epion Corporation 1996 Stock Plan of our report dated July 24, 2000 with respect to the consolidated financial statements and schedule of JDS Uniphase Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
September 27, 2000